Exhibit 99.2

Progressive Environmental Services, Inc.

Consolidated Balance Sheets

March 31, 2018 and December 31, 2017

	2018	2017
	(unaudited)	(audited)
Assets

Current assets:
Cash and cash equivalents	$120,348	218,481
Accounts receivable, net	10,268,097	13,507,854
Unbilled service fees	1,236,701	3,889,540
Prepaids and other current assets	788,055	1,103,748

Total current assets	12,413,201	18,719,623

Property and equipment, net	7,235,492	7,604,180
Bid bonds and deposits	662,114	739,954
Goodwill	—	—
Deferred tax assets	8,469,833	8,222,026
Total assets	$28,780,640	35,285,783

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of notes payable	$3,389,856	4,933,690
Accounts payable	3,346,600	6,475,709
Accrued expenses	2,094,509	2,995,814

Total current liabilities	8,830,965	14,405,213

Notes payable, less current portion	49,858,015	49,664,965

Total liabilities	58,688,980	64,070,178

Stockholders’ equity:
Common stock, $1 par value, 1,000 shares authorized, 491 shares issued and outstanding in 2018 and 2017	491	491
Additional paid-in capital	12,436,477	12,436,477
Retained earnings (accumulated deficit)	(42,345,308)	(41,221,363)

Total stockholders’ equity (deficit)	(29,908,340)	(28,784,395)

Total liabilities and stockholders’ equity (deficit)	$28,780,640	35,285,783

See accompanying independent accountant’s review report and notes to consolidated financial statements.

Progressive Environmental Services, Inc.

Consolidated Statements of Income

For the Three Months Ended March 31, 2018 and 2017

(unaudited)

	2018	2017
Revenue	$11,908,435	16,070,617

Cost of revenue	7,934,561	11,378,826

Gross profit	3,973,874	4,691,791

Administrative, general, and selling expenses	4,899,788	6,125,708

Loss from operations	(925,914)	(1,433,917)

Other income (expense)
Interest expense	(307,413)	(1,134,215)
Interest income	—	58
Gain on disposal of assets	44,795	55,365
Other income	28,082	1,983
Other expenses	(211,362)	(186,230)

Total other income (expense)	(445,898)	(1,263,039)

Loss before provision for income taxes	(1,371,812)	(2,696,956)

Provision for income tax benefit (expense)	247,867	979,316

Net loss	$(1,123,945)	(1,717,640)

See accompanying independent accountant’s review report and notes to consolidated financial statements.

Progressive Environmental Services, Inc.

Consolidated Statements of Stockholders’ Equity

For the Three Months Ended March 31, 2018 and 2017

(unaudited)

	Common stock		Additional paid-in	Retained earnings (accumulated
	Shares	Amount	capital	deficit)	Total
Balance, January 1, 2017	491	$491	12,436,477	(24,204,154)	(11,767,186)

Loss for the three months ended March 31, 2017	—	—	—	(1,717,640)	(1,717,640)

Balance, March 31, 2017	491	$491	12,436,477	(25,921,794)	(13,484,826)

Balance, January 1, 2018	491	$491	12,436,477	(41,221,363)	(28,784,395)

Loss for the three months ended March 31, 2018	—	—	—	(1,123,945)	(1,123,945)

Balance, March 31, 2018	491	$491	12,436,477	(42,345,308)	(29,908,340)

See accompanying independent accountant’s review report and notes to consolidated financial statements.

Progressive Environmental Services, Inc.

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2018 and 2017

(unaudited)

	2018	2017
Cash flows from operating activities:
Net loss	$(1,123,945)	(1,717,640)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation	533,197	542,061
Amortization of intangible assets	—	1,743
Amortization of deferred financing costs	3,513	3,514
Payment in-kind interest	201,348	972,961
(Gain) loss on disposal of equipment	(44,795)	6,511
Change in deferred income taxes	(247,807)	(979,316)
Provision for doubtful accounts	40,000	100,000
Changes in operating assets and liabilities
Accounts receivable, net	3,199,757	3,841,483
Unbilled service fees	2,652,839	753,190
Prepaids and other current assets	315,693	103,525
Bid bonds and deposits	77,840	256,322
Accounts payable	(3,129,109)	45,095
Accrued expenses	(901,305)	(1,017,006)
Income and franchise taxes payable	—	(7,647)
Net cash provided by operating activities	1,577,226	2,904,796

Cash flows from investing activities
Purchases of equipment	(164,509)	(211,675)
Proceeds from sales of equipment	44,795	—
Net cash used in investing activities	(119,714)	(211,675)

Cash flows from financing activities
Principal repayments on line of credit	(1,394,484)	(1,972,951)
Principal repayments on term loans	(161,161)	(150,000)
Principal repayments on promissory note	—	(150,000)
Net cash used in financing activities	(1,555,645)	(2,272,951)

Net change in cash and cash equivalents	(98,133)	420,170
Cash and cash equivalents, beginning of period	218,481	423,363
Cash and cash equivalents, end of period	$120,348	843,533

See accompanying independent accountant’s review report and notes to consolidated financial statements.

Progressive Environmental Services, Inc.

Notes to Consolidated Financial Statements

March 31, 2018 and 2017

(1)    Summary of Significant Accounting Policies

(a)    Organization

Progressive Environmental Services, Inc. (the “Company”) dba SWS Environmental Services was established as a Delaware Corporation in 2008. It was formed to be the parent company of Southern Waste Services, Inc. (“SWS”) and Eagle Construction & Environmental Services, LLC (“Eagle”). SWS was established as a Florida Corporation in 1990. Eagle was established as a Delaware Corporation in 2008.

(b)    Nature of Business

The Company is engaged in emergency response services, environmental remediation and environmental construction. The Company has 25 service locations located primarily in the Southern and Midwestern United States.

(c)    Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, SWS and Eagle. All significant intercompany balances and transactions have been eliminated upon consolidation.

(d)    Method of Accounting

All assets, liabilities, income and expenses are recorded on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(e)    Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include the allowance for uncollectible accounts receivable, depreciable lives and estimated residual value of property and equipment, amortization period of intangible assets and deferred costs, impairment of goodwill, valuation allowance for deferred tax assets, and accrued compensation cost arising from stock appreciation rights.

(f)     Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid debt instruments with an original maturity of three months or less. At March 31, 2018 and December 31, 2017, cash equivalents and highly liquid debt instruments were $120,348 and $218,481, respectively.

(g)    Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a provision for bad debts based on its assessment of the current status of individual account balances that are still outstanding. After management has used exhaustive collection efforts,

Progressive Environmental Services, Inc.

Notes to Consolidated Financial Statements

March 31, 2018 and 2017

(1)    Summary of Significant Accounting Policies (cont.)

accounts receivable are written off through a charge to the allowance for doubtful accounts. Collections on accounts previously written off are included in income from operations as received.

From time to time, the Company enters into certain arrangements, for which amounts are withheld from payment for a period of time, based on the terms of each individual arrangement. Collection on these amounts is expected to occur within a year and as such the retainage is included in accounts receivable in the consolidated balance sheets.

(h)    Property and Equipment

Property and equipment are stated at the appraised value at acquisition date for property and equipment acquired in business acquisitions and at cost for property and equipment purchased other than through business acquisitions, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets ranging generally from one to ten years, or the shorter of the useful lives of the assets or lease term for leasehold improvements.

(i)     Leases

The Company leases vehicles and service center locations in the ordinary course of business. These leases have varying terms and are recorded as either operating or capital leases in accordance with the terms of the agreement.

(j)     Other Intangible Assets

Identifiable definite-lived intangible assets consist of customer lists. These intangible assets are being amortized over their estimated useful lives and the amortization method reflects an appropriate allocation of the costs of the intangible assets to earnings in proportion to the amount of economic benefits obtained by the Company in each reporting period.

(k)    Goodwill

Goodwill is the excess of the cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is not subject to periodic amortization, and is tested for impairment annually on December 31 or at the time of a triggering event. Impairment testing for goodwill is done at a reporting unit level. Currently, the Company has determined it has one reporting unit. The goodwill impairment test is a two-step test. However, the Company may first assess qualitative factors to determine whether it is necessary to perform the two-step test. Examples of qualitative factors to consider include deterioration in general economic conditions or the environment in which the Company operates, increases in labor or other costs that negatively impact earnings and cash flows, changes in key management and personnel, and an increased competitive environment. If, after assessing qualitative factors, it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying value, the Company must perform the two-step impairment test. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with accounting standards for business combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

Progressive Environmental Services, Inc.

Notes to Consolidated Financial Statements

March 31, 2018 and 2017

(1)    Summary of Significant Accounting Policies (cont.)

Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed. An impairment $6,851,718 was recognized in the fourth quarter of 2017.

(l)     Income Taxes

In accordance with the provisions of ASC 740, Income Taxes, the Company accounts for income taxes using an asset and liability approach whereby deferred taxes and liabilities are recognized for the future tax consequences attributable to difference between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes a tax benefit associated with an uncertain position when, in management’s judgment, it is more likely than not that the position will be sustained upon examination of a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that is judges to have a greater than 50% likelihood of settlement with a taxing authority. The liability associated with unrecognized benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The effective tax rate includes the net impact of changes in liability for unrecognized tax benefits and subsequent adjustment as considered appropriate by management. A valuation allowance was not established as management expects to fully utilize the deferred tax asset. The Company also recognizes the potential accrued interest and penalties related to unrecognized tax benefits within operations as a component of income before taxes, which is consistent with the recognition of these items in prior reporting periods.

(m)   Revenue Recognition

The Company recognizes revenue and corresponding unbilled service fees as the work progresses and the revenue has been earned for field services and emergency response services. Progress on these services is tracked by the Company and customers are obligated to pay as services are rendered. The Company has environmental remediation and construction contracts that have a set fee that is agreed upon prior to the start of the work. For these contracts, revenue is recognized using the percentage-of-completion method of accounting, measured by the ratio of construction costs incurred to date, by management’s estimates of total estimated costs. The timing and frequency of billing may vary by customer contract.

(n)    Concentration of Credit Risk

The Company maintained cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. Total uninsured amounts at March 31, 2018 were $401,729. There were no uninsured balances at December 31, 2017.

Progressive Environmental Services, Inc.

Notes to Consolidated Financial Statements

March 31, 2018 and 2017

(2)    Accounts Receivable, Net

Accounts receivable, net consisted of the following:

	March 31, 2018	December 31, 2017
Trade accounts receivable	$10,585,298	13,804,890
Other accounts receivable	369	1,195

Total	10,585,667	13,806,085
Less: allowance for doubtful accounts	(317,570)	(298,231)

Accounts receivable, net	$10,268,097	13,507,854

All accounts receivable are pledged as collateral to secure long-term debt as described in Note 6.

(3)    Property and Equipment, Net

Property and equipment, net consisted of the following:

	March 31, 2018	December 31, 2017
Land	$110,000	110,000
Buildings	150,000	150,000
Leasehold improvements	914,222	893,072
Office equipment and fixtures	1,005,186	979,765
Vehicles and operating equipment	23,494,078	23,376,141

Total	25,673,486	25,508,978
Less: accumulated depreciation	(18,437,994)	(17,904,798)

Property and equipment, net	$7,235,492	7,604,180

Depreciation expense for the three months ended March 31, 2018 and 2017 was $533,197 and $542,061, respectively.

All property and equipment is pledged as collateral to secure long-term debt and its disposition is restricted by the lender.

(4)    Other Intangible Assets, Net

Other intangible assets, net consisted of the following:

	March 31, 2018	December 31, 2017
Customer list	$3,900,000	3,900,000
Less: accumulated amortization	(3,900,000)	(3,900,000)

Total other intangible assets, net	$—	—

Amortization expense for the three months ended March 31, 2018 and 2017 was $ -0- and $4,066, respectively.

Progressive Environmental Services, Inc.

Notes to Consolidated Financial Statements

March 31, 2018 and 2017

(5)    Goodwill

The Company recorded goodwill in conjunction with certain business combinations and purchases. In accordance with FASB ASC 350, Goodwill and Other Intangible Assets, the Company does not amortize goodwill. Instead, goodwill is tested for impairment each year. During 2017, the Company became aware of changes in circumstances and events in the economic and environmental climate of the Company’s market areas. The Company determined that the carrying amount of the Company exceeded its fair value, which was estimated based on the present value of expected future cash inflows. Accordingly, a goodwill impairment loss of $6,851,718 was recognized in the fourth quarter of 2017.

Goodwill activity is summarized as follows:

	March 31, 2018	December 31, 2017
Goodwill	$32,942,609	32,942,609
Less: impairment	(32,942,609)	(32,942,609)

Total goodwill	$—	—

 (6)   Notes Payable

Notes payable consisted of the following:

	March 31, 2018	December 31, 2017
Revolving loan	$1,493,599	2,888,083
Term loan	1,850,000	2,000,000
Senior subordinated note	18,609,799	18,563,391
Junior subordinated notes	31,091,309	30,936,370
Equipment note	216,047	227,208
Less: Unamortized debt issuance costs	(12,883)	(16,397)

Notes payable, less unamortized debt issuance costs	53,247,871	54,598,655
Less: current portion of notes payable	(3,389,856)	(4,933,690)

Notes payable, less current portion	$49,858,015	49,664,965

 (a)   Revolving Loan and Term Loan

On July 29, 2013, the Company entered into a revolving credit, term loan, and security agreement (“Credit Agreement”), which provides for a term loan aggregating $3,000,000 (“Term Loan”) and a revolving credit commitment up to $13,000,000 (“Revolver”) which includes a sublimit for letters of credit up to $1,250,000.

Principal and interest payments on outstanding borrowings under the Term Loan are due monthly and any remaining unpaid and accrued principal and interest are due on July 28, 2018. The Revolver expires on July 28, 2018, at which time all outstanding principal and interest is due. Interest on outstanding borrowings under the Revolver is due and payable monthly.

Outstanding borrowings on the Term Loan and Revolver bear interest at the bank’s base commercial lending rate plus an applicable margin (2.75% for the Term Loan and 1.75% for the Revolver). At March 31, 2018, the bank’s base commercial lending rate was 3.50%. Outstanding borrowings on the Term Loan and the Revolver bore interest at the default rate of 8.00% and 6.75%, respectively, on March 31, 2018.

Progressive Environmental Services, Inc.

Notes to Consolidated Financial Statements

March 31, 2018 and 2017

(6)    Notes Payable(cont.)

The Credit Agreement contains a number of significant covenants that, among other things, restricts the ability of the Company to incur additional indebtedness, make capital expenditures in excess of defined limits, or create additional liens on assets. In addition, it requires the Company to meet a minimum fixed charge coverage ratio each quarter. The Credit Agreement also includes subjective acceleration clauses which permit the lender to accelerate the due date under certain circumstances including, but not limited to, material adverse change in the business. Amounts outstanding under the Credit Agreement are collateralized by substantially all assets of the Company.

(b)    Equipment Note

The Company has a note payable to a finance company bearing interest at 5.68%, due in monthly installments of $4,778 through May 9, 2022.

(c)    Senior Subordinated Note

The Company has an agreement that provides for a senior subordinated note in the amount of $4,000,000, which matures on January 28, 2019. No principal payments are required until maturity. The senior subordinated debt bears interest at 11% per annum. At March 31, 2018, the balance of the senior subordinated note included payment in-kind interest of $291,404. There was no payment in-kind interest for this note at March 31, 2017.

The Company has an agreement that provides for a senior subordinated note in the amount of $21,500,000 which matures on January 28, 2019. No principal payments are required until maturity. The senior subordinated note bears interest at 12% per annum, due quarterly, of which 11% is payable in cash and 1% is added to the principal.

At March 31, 2018 and December 31, 2017, the balance of the senior subordinated note included payment in-kind interest of $6,971,922 and $6,936,215, respectively.

The agreement requires compliance with certain restrictive financial covenants including, but not limited to, limitations on capital expenditures, dividends payments, other debt, change in control, and mergers and acquisitions. It also requires the Company to meet a minimum fixed charge coverage ratio each quarter. The agreement contains a cross-default provision and subjective acceleration clauses that permit the lenders to accelerate the due date of outstanding balances under certain circumstances including, but not limited to, a material adverse change in the business.

(d)    Junior Subordinated Notes

The Company has an agreement with the majority stockholder which provides for a junior subordinated note in the amount of $19,189,002. This agreement matures on May 21, 2019. No principal payments are required until maturity. After July 31, 2015, the note bears interest at 7.5% per annum, provided that from the occurrence and during continuance of any event of default, the interest rate will increase to 9.5% per year. After December 28, 2017, the note bears interest at 2.00% per annum. This interest is considered payment in-kind interest. Outstanding borrowings on the junior subordinated note bore interest at 2.00% and 7.5% on March 31, 2018 and 2017, respectively. At March 31, 2018 and December 31, 2017, the balance of the junior subordinated note included payment in-kind interest of $21,719,024 and $21,572,458, respectively.

The Company also has an agreement with the majority stockholder which provides for another junior subordinated note in the amount of $1,000,000. This agreement matures on May 21, 2019. No principal payments are required until maturity. This junior subordinated note bore interest

Progressive Environmental Services, Inc.

Notes to Consolidated Financial Statements

March 31, 2018 and 2017

(6)    Notes Payable(cont.)

at 15% per annum, provided that from the occurrence and during continuance of any event of default, the interest rate will increase to 17% per year.

After July 31, 2015 the note bears interest at 7.5% per annum, provided that from the occurrence and during continuance of any event of default, the interest rate will increase to 9.5% per year. After December 28, 2017, the note bears interest at 2.00% per annum.

This interest is considered payment in-kind interest. Outstanding borrowings on this junior subordinated note bore interest at 7.5% on March 31, 2018 and 2017. At March 31, 2018 and December 31, 2017, the balance of this junior subordinated note included payment in-kind interest of $680,285 and $671,912, respectively.

Maturity schedule of notes payable is as follows:

Year ending December 31,	Revolver	Term Loans	Senior Subordinated Note	Junior Subordinated Notes	Equipment Note	Total
2018	$1,493,599	1,850,000	—	—	46,257	3,389,856
2019	—	—	18,609,799	31,091,309	48,954	49,750,062
2020	—	—	—	—	51,808	51,808
2021	—	—	—	—	54,828	54,828
2022	—	—	—	—	14,200	14,200
Thereafter	—	—	—	—	—	—

Notes payable	$1,493,599	1,850,000	18,609,799	31,091,309	216,047	53,260,754

 (7)   Stock Appreciation Rights

The Company has Stock Appreciation Plans (“Plans”) which provide deferred compensation to certain key employees of the company by awarding stock appreciation rights. Under the Plans, the Company may grant up to 73.4 appreciation units. The value of the appreciation units that are issued is determined by the Board of Directors, as of the grant date. An appreciation unit vests at such times and in such numbers as defined in each individual agreement. The appreciation units become exercisable only upon a change in control or separation from service at which time the holders of the appreciation units will be entitled to receive an amount equal to the value of each vested appreciation unit less the value of the appreciation unit at the grant date.

The Company issued no stock appreciation units during the periods ending March 31, 2018 and 2017. Each of these units has either a 48 month vesting period, a 60 month vesting period, or vests only upon a change in control event. Total appreciation units outstanding were 63.00 at March 31, 2018 and 2017. Compensation (income) expense, included within administrative, general, and selling expenses, related to the outstanding units was $0 for the periods ended March 31, 2018 and 2017. The liability related to the stock appreciation rights was $0 at March 31, 2018 and December 31, 2017.

Progressive Environmental Services, Inc.

Notes to Consolidated Financial Statements

March 31, 2018 and 2017

(8)    Operating Leases

The Company leases equipment and service center locations under various noncancelable operating leases, with the remaining lease terms ranging from one to seven years. The service center operating leases require the Company to pay real estate taxes and insurance on the leased property. Total rent expense under the operating leases was $375,287 and $396,002 for the periods ended March 31, 2018 and 2017, respectively, of which $35,035 and $33,987 respectively, was paid to related parties.

At March 31, 2018, future minimum lease payments under these noncancelable operating leases are as follows:

For the years ending December 31,	Third Party	Related Party	Totals
2018	$981,863	105,303	1,087,166
2019	718,394	18,767	737,161
2020	130,548	—	130,548
2021	6,000	—	6,000
2022	—	—	—
Thereafter	—	—	—

Total	$1,836,805	124,070	1,960,875

 (9)   Related Party Transactions

The Company has a management consulting agreement with the majority stockholder. The Company is required to make monthly payments for management consulting services of the greater of $20,000 or 0.25% of consolidated monthly net revenue. This agreement will continue as long as the majority stockholder owns at least 20% of SWS or Eagle. For the periods ended March 31, 2018 and 2017, the expense under the agreement was $-0- and $60,000, respectively. This amount has been included in administrative, general, and selling expenses in the consolidated statements of income. The period ended March 31, 2017, $60,000 of the management was not paid in cash but was added to the paid in-kind interest due on the junior subordinated note.

Related party payment in-kind interest expense on the subordinated notes was $201,348 and $972,961 for the periods ended March 31, 2018 and 2017, respectively. There was no interest due to related parties at March 31, 2018 and 2017.

The Company leases two service center locations from one of the stockholders. Total rent expense under the operating leases was $35,035 and $33,987 for the periods ended March 31, 2018 and 2017, respectively. There was no rent due to the stockholder at either March 31, 2018 or December 31, 2017. This lease is included in the future minimum lease payment scheduled in Note 8.

(10)   Defined Contribution Plan

The Company has a defined contribution plan which covers substantially all full-time employees. The Company charged $37,465 and $45,839 to operations for the periods ended March 31, 2018 and 2017, respectively, to recognize the Company’s 401(k) matching contributions.

Progressive Environmental Services, Inc.

Notes to Consolidated Financial Statements

March 31, 2018 and 2017

(11)   Income Taxes

The Company computes deferred income taxes under the asset and liability method prescribed by the provisions of FASB ASC 740-10.

The components of the Company’s deferred tax assets consisted of the following:

	March 31, 2018	December 31, 2017
Deferred tax assets
Net operating loss – federal	$7,619,041	7,202,470
Net operating loss – states	275,088	275,088
Allowance for bad debts	76,217	71,576
Accrued expenses	13,541	—
Intangible assets	284,310	364,000
Bonus depreciation - states	4,611	4,611
Contributions carry forward	14,280	14,280
Depreciation	(1,121,788)	(1,146,261)
Goodwill	1,304,533	1,436,262

Total deferred tax assets	$8,469,833	8,222,026

 (a)   Net Operating Loss — Federal

The Company has recorded a deferred income tax asset of $7,619,041 as of March 31, 2018, for the benefit of approximately $31,746,000 in federal income tax loss carryforwards, which expire in 2037.

(b)    Net Operating Loss — States

The Company has also recorded a deferred income tax asset of $275,088 as of March 31, 2018, for the benefit of various state income tax loss carryforwards, which expire in varying amounts between 2021 and 2037.

Realization is dependent on generating sufficient taxable income prior to the expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred income taxes will be realized. However, the amount of the deferred income tax assets could be reduced in the near-term if estimates of future taxable income during the carryforward period are reduced.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The effect of the debt forgiveness mentioned in Note 14 was considered in determining whether a valuation allowance should be recorded.

Due to a change in the tax law, the corporate tax rate was reduced from 34% to 21% beginning on January 1, 2018. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled.

Progressive Environmental Services, Inc.

Notes to Consolidated Financial Statements

March 31, 2018 and 2017

(11)   Income Taxes(cont.)

The components of the provision for income tax expense (benefit) were as follows:

Periods ended March 31,	2018	2017
Deferred
Federal	$247,867	979,316
State	—	—

Total deferred expense	247,867	979,316

Provision for income tax expense	$247,867	979,316

The Company’s effective rate differs from the federal statutory rate primarily due to nondeductible expenses and state income taxes.

The Company recognizes the financial statement effect of tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. The Company does not have any unrecognized tax benefits at March 31, 2018 and 2017. The company does not expect any significant change in the amount of unrecognized tax benefits in the 2018 year.

(12)   Cash Flow Disclosures

Period ended March 31,	2018	2017
Supplemental disclosures of cash flows information
Cash paid for interest	$48,411	140,456
Cash paid for income taxes	—	—

 (13) Letter of Credit

At March 31, 2018, the Company had an outstanding letter of credit in the amount of $720,000. This letter of credit expires in May, 2018.

(14)   Subsequent Event

On April 27, 2018, the Company merged with NRC US Holding Company, LLC. The merger provided for the purchase of the outstanding stock of the Company for $22,400,000. In addition certain debts of the Company to the previous shareholder were forgiven as a condition of the sale and all other notes payable were paid off. The tax effect of the debt forgiveness was considered in determining whether a valuation allowance should be recorded for the deferred tax asset.

Management of the Company has evaluated subsequent events for the period from March 31, 2018, the date of these financial statements, through July 12, 2018, the date the financial statements were available to be issued.